Exhibit 99.(g)(9)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of July 1, 2014, by and between HARRIS ASSOCIATES INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Bank”).

WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated as of April 1, 2002 (as amended, modified or supplemented from time to time, the “Custodian Agreement”) and an Administration Agreement dated as of April 1, 2002 (as amended, modified or supplemented from time to time, the “Administration Agreement”);

WHEREAS, IBT merged with and into Bank, effective July 2, 2007, with the result that the Bank now serves as Custodian under the Custodian Agreement and Administrator under the Administration Agreement; and

WHERAS, the parties hereto wish to amend the Custodian Agreement and the Administration Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.                                      Amendment of the Custodian Agreement.

(a)                                 Section 16, Termination. Paragraph 16.1 is hereby amended by replacing the first sentence of such paragraph 16.1 in its entirety with the following:

“The term of this Agreement shall commence upon the date first noted above and continue in full force and effect through and including June 30, 2017 (the “Initial Term”), unless earlier terminated as provided herein.”

(b)                                 Section 18, Notices. Section 18 is hereby amended by replacing subsections (a) and (b) in their entirety with the following:

“(a)                           In the case of notices sent to the Fund to:

Harris Associates Investment Trust

111 South Wacker Drive, Suite 4600

Chicago, IL 60606

Attention: John J. Kane, Treasurer

With a copy to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, IL 60602

Attention: Paulita Pike

(b)                                 In the case of notices sent to the Bank to:

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention: Michael A. Foutes

or at such other place as such party may from time to time designate in writing.”

2.                                      Amendment of the Administration Agreement.

(a)                                 Section 7(a) of the Administration Agreement is hereby amended by replacing the first sentence of such Section 7(a) in its entirety with the following:

“The term of this Agreement shall commence upon the date first noted above and continue in full force and effect through and including June 30, 2017 (the “Initial Term”), unless earlier terminated as provided herein.”

(b)                                 Section 8(a) of the Administration Agreement is hereby amended by replacing the addresses for notice to the Fund and the Bank in their entirety with the following:

“To the Fund:

Harris Associates Investment Trust

111 South Wacker Drive, Suite 4600

Chicago, IL 60606

Attention: John J. Kane, Treasurer

With a copy to:

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, IL 60602

Attention: Paulita Pike

To the Bank:

State Street Bank and Trust Company

P.O. Box 5049

Boston, MA 02206-5049

Attn: Mary Moran Zeven, Senior Vice President and Senior Counsel

Facsimile: 617-662-2702”

or at such other place as such party may from time to time designate in writing.”

3.                                      Miscellaneous.

(a)                                 Except as amended hereby, the Custodian and Administration Agreements shall remain in full force and effect.

(b)                                 The Fund hereby confirms that Appendix A to each Agreement, as amended effective October 1, 2006, is true, correct and complete in all respects as of the date hereof.

(c)                                  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

HARRIS ASSOCIATES INVESTMENT TRUST

By:	/s/ John J. Kane
Name:	John J. Kane
Title:	Treasurer